Exhibit 99.6

BANGLA PROPERTY MANAGEMENT, INC.
3540 Albert Street
Regina, Saskatchewan, Canada, S4S 3P5

Proxy

The undersigned appoints Shawn Erickson, as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of Bangla Property Management Inc., a Colorado corporation, at the Special Meeting of Shareholders to be held at its offices, 3540 Albert Street, Regina, Saskatchewan, Canada, S4S 3P5, at 9:00 a.m., Mountain Time, on October 14, 2005, and any and all adjournments thereof, for the following purposes:

Proposal No. 1.      Approval of Agreement and Plan of Merger

[   ]     FOR      [  ]  AGAINST       [  ] ABSTAIN

If the shareholder does not indicate a preference, management intends to vote for the proposal.

Proposal No. 2.     Approval of an Amendment to the Articles of Incorporation to Change the name of the corporation to “China Developments, Inc.”

[   ]     FOR      [  ]  AGAINST       [  ] ABSTAIN

Proposal No. 3.      Approval of an Amendment to the Articles of Incorporation to authorize a
                                50,000,000 share class of Preferred Stock

[   ]     FOR      [  ]  AGAINST       [  ] ABSTAIN

Proposal No. 4.     Subsidiary - Share Purchase Agreement

[   ]     FOR      [  ]  AGAINST       [  ] ABSTAIN

If the shareholder does not indicate a preference, management intends to vote for the proposal.

Shares represented by this proxy will be voted at the meeting in accordance with the shareholder's specification above.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated: _______________, 2005      _________________________/
                                                                                Signature                                  /  Print Name

Number of Shares Voted:

Signature(s) should agree with the name(s) hereon.  Executors, administrators, trustees, guardians and attorneys should indicate when signing.  Attorneys should submit powers of attorney.

This proxy is solicited on behalf of the Board of Directors of Bangla Property Management, Inc.  Please sign and return this proxy to the Inspector of Elections using the postage paid return envelope.

The giving of a proxy will not affect your right to vote in person if you attend the meeting.

A Shareholder submitting a proxy has the right to appoint a person to represent him or her at the meeting other than the person or persons designated in this form of proxy furnished by the Company.  To exercise this right the Shareholder should strike out the names shown above and insert the name of the desired representative or submit another appropriate proxy.